Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is dated as of November 7, 2018, by and between WIZE PHARMA INC and/or WIZE PHARMA, LTD. (“Company”), with a principal place of business and mailing address at 24 Hanagar st. PO Box 6653, Hod Hasharon, Israel; and Ron Med Ltd, an Israeli company (“Consultant”), with address for notices at: 22a HaOranim St. Hod Hasharon, Israel.

WHEREAS, the Company wishes to obtain from the Consultant the Services pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Consultant wishes to provide the Company with the Services pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Services. During the term of this Agreement, the Consultant agrees, when requested by the Company, to act as a consultant and render to the Company the services set forth in Exhibit A hereto (the “Services”).

2. Supervision. While acting as a consultant for the Company, the Consultant shall be under the supervision of the Company’s CEO (or a person designated thereby).

3. Term. The contractual relationship pursuant to this Agreement will commence on the date hereof (“Commencement Date”) and shall expire no less than one year and shall be renewed for additional one year periods. Notwithstanding the foregoing, each party may, only after one year following the Commencement Date, terminate this Agreement (A) upon 60 days prior written notice or (B) immediately by provision of a written notice, in any of the following circumstances: (i) in the case of Company - commission of a criminal offence, breach of trust or similar action committed by Consultant adverse to the Company; (ii) in the case of Company – material breach of any of the Consultant’s undertakings as set forth in this Agreement; or (iii) in the case of Consultant – material breach of any of the Company’s undertakings as set forth in this Agreement.

4. Compensation – The Consultant shall be entitled to receive consideration for the Services as set forth in Exhibit A hereto. The consideration payable (including issued) hereunder includes all taxes, levies and charges however designated and levied by any state, local, or government agency (including VAT). Consultant shall have sole responsibility for the payment of all of such taxes, levies and charges and Company may deduct and withhold from any consideration made hereunder all sums which it is required to deduct or withhold pursuant to any applicable laws.

5. Confidentiality and Intellectual Property Rights.

5.1 The Consultant agrees during the term of this Agreement and thereafter that it will hold the Proprietary Information of the Company (for purposes hereof, including any of its affiliates) in confidence and will not use Proprietary Information in any manner or for any purpose other than providing the Company with the Services. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Company.

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5.2 The Consultant understands that Company has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”). Consultant agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or to use, except in connection with Consultant provision of Services for Company, Third Party Information unless authorized in writing by the Company.

5.3 Consultant irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. As used in this Agreement, the term “Company Work Product” means any Proprietary Information that is solely or jointly conceived, made, reduced to practice, or learned by Consultant in the course of any provision of Services.

5.4 Consultant agrees to cooperate with Company or its designee(s), both during and after the termination of this Agreement, to carry out the purpose of this Section 5.

5.5 Upon termination of the Agreement or earlier as requested by Company, Consultant will deliver to Company any and all material containing any Company Work Product, Third Party Information or Proprietary Information of Company.

6. Representations and Warranties. Consultant hereby represents and warrants and acknowledges (i) that Consultant has full right and power to enter into and perform this Agreement in good faith without the consent of any third party; (ii) that during the term of this Agreement not to accept any work or enter into any contract or understanding or accept an obligation, inconsistent with Consultant’s obligations under this Agreement or the scope of the Services; Data and software stored on magnetic and other media that cannot be returned shall be destroyed by Consultant together with all copies thereof; and (iii) in connection with the stock options exercisable inot shares of common stock of the Company issuable hereunder as consideration, Consultant understands that the investment in such securities is speculative in nature and involves a high degree of risk, and she or he is able to bear the economic risks of an investment therein.

7. Independent Consultant Relationship; Etc. Consultant’s relationship with Company will be that of an independent consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of Company and is not authorized to make any representation, contract, or commitment on behalf of Company. Consultant will not be entitled to any of the benefits that Company may make available to its employees, such as group insurance, profit-sharing, or retirement benefits.

8. General Provisions.

8.1 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

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8.2 Governing Law; Venue.

8.2.1 This Agreement, including the validity, interpretation, or performance of this Agreement and any of its terms or provisions, and the rights and obligations of the parties under this Agreement shall be exclusively governed by, construed and interpreted in accordance with the laws of the State of Israel, without regards to the choice of law provisions thereof.

8.2.2 In the event of any dispute or claim in connection with this Agreement, then either party may submit the dispute or claim to (and all such disputes and claims shall be resolved solely by) the competent courts in Tel Aviv, Israel.

8.2.3 Each of the parties further agrees that notice as provided in Section 8.6 hereof shall, without derogating from any other proper means of serving process under applicable law, constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

8.3 No Assignment. This Agreement may not be assigned by the Consultant without Company’s prior and written consent, and any such attempted assignment shall be void and of no effect.

8.4 Waiver. No waiver by Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement shall be construed as a waiver of any other right.

8.5 Entire Agreement. This Agreement, including Exhibit A hereto, is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged

8.6 Notices. All communications under this Agreement shall be in writing and shall be delivered by hand, facsimile or mailed by registered or certified mail, postage prepaid, or electronic email to the address of such party in the preamble to this Agreement or at such other address as such party may have furnished to the other party in writing. Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile or email, on the first business day following the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

8.7 Survival. The following provisions shall survive in good faith for 24 month termination of this Agreement: Sections 3, 5, 6, 7 and 8.

8.8 Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

8.9 Construction. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The use of the word “or” shall not be exclusive unless expressly indicated otherwise. Any reference to “days” means calendar days unless Business Days are expressly specified. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. The headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first written above.

Ron Med Ltd

By:	/s/ Ron Mayron
Name:	Ron Mayron
Title:

WIZE PHARMA, INC.

By:	/s/ Or Eisenberg
Name:	Or Eisenberg
Title:	Acting CEO

WIZE PHARMA, LTD.

By:	/s/ Or Eisenberg
Name:	Or Eisenberg
Title:	Director

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EXHIBIT A
SERVICES AND CONSIDERATION

-	Position: Strategic advisor to the Company’s senior management and Board of Directors

-	Scope: Expected to be available for strategic meetings/sessions/calls with management on a weekly basis and for all board of directors or relevant committee meetings

-	Compensation: NIS 20,000 (including VAT if applicable) per full month (“the monthly payment”), against a tax invoice in accordance with the law which the Consultant shall submit to the Company. The monthly payment shall be paid by the Company (either Wize Pharma Inc. or Wize Pharma Ltd., at Company’s discretion) not later than 10 days from the date of issue of an undisputed tax invoice. The Consultant undertakess to submit the tax invoices to the Company not later than the 5th day of each calendar month for the preceding month.

-	Consultant will not be reimbursed for any expenses incurred in connection with the performance of the Services, unless otherwise agreed in writing by the Company and in advance.

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